UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

PARABEL INC.

(Exact name of registrant as specified in charter)

Delaware	000-24836	33-0301060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 321-409-7500

Not Applicable

(Former Name or Former Address, if changed since last report)

Copies to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Tel.: (212) 808-7800

Fax: (212) 808-7897

Attn: Daniel P. Raglan, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 2, 2011, Parabel Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its original Current Report on Form 8-K (the “Original Form 8-K”) to report that on October 25, 2011 its operating subsidiary, PA LLC, entered into an amended and restated license agreement (the “Agreement”) with Asesorias e Inversiones Quilicura S.A. (“AIQ”) that provided for the construction of a pilot-scale bioreactor in the Republic of Chile and a framework for the subsequent build-out of a commercial-scale facility in South America, subject to the parties’ agreement that the pilot-scale bioreactor has been operated successfully. For additional details regarding the Agreement, please see the Original Form 8-K.

The Company previously filed a partially redacted copy of the Agreement as Exhibit 10.1 to the Original Form 8-K. This Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) is being filed by the Company in connection with its withdrawal of its application for confidential treatment with respect to some, but not all, redacted portions of this Exhibit for which the Company had previously sought confidential treatment pursuant to an application under Rule 24b-2 under the Securities Exchange Act of 1934 and Rule 406 under the Securities Act of 1933. A revised redacted copy of this exhibit that includes previously redacted information for which the Company has withdrawn its request for confidential treatment is attached as Exhibit 10.1 to this Amendment No. 1.

Except as described above and set forth herein, no modifications have been made to information contained in the Original Form 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Form 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amended and Restated License Agreement, dated October 25, 2011, between PA LLC and Asesorias e Inversiones Quilicura S.A.†

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARABEL INC.

Date: June 20, 2012	By:	/s/ Syed Naqvi
	Name:	Syed Naqvi
	Title:	Chief Financial Officer